Exhibit 99.4
OptiNose US Inc, 1020 Stony Hill Road, Suite 300, Yardley, PA 19067

February 10, 2020

Victor Clavelli
140 Woodbine Road
Stamford, CT 06903

Dear Vic:
In order to assist you with your relocation to the Yardley, PA area, OptiNose US, Inc. (“Optinose”) hereby agrees to provide you with certain benefits related to your relocation from Stamford, CT to Yardley, PA as set forth below. Where reimbursement is required, you agree that reimbursement will only be provided for reasonable and documented expenses incurred prior to December 31, 2022.
1. Temporary Living Benefits:
Optinose will provide you with temporary living accommodations near the Yardley office, in either a residence style hotel or a furnished apartment selected by Optinose, through June 2022 (the “Temporary Living Benefit”). We will not provide mileage reimbursement for commute expenses between Stamford, CT and Yardley, PA or provide, pay or reimburse you for any other temporary living or commuting expenses, including meals.
The Temporary Living Benefit is expected to be considered as income to you in the year the benefit is provided. In the event any portion of the Temporary Living Benefit is reportable as income to you under the IRS code, Optinose will gross-up the Temporary Living Benefit for federal, state and local income taxes and Medicare tax and remit taxes on your behalf. In that event, both the Temporary Living Benefit and the gross-up will be reportable to you as income. These benefits will be in the form of additional income and withholding on your W-2, however this is not considered creditable compensation for any benefit plan calculations such as 401(k).
The Temporary Living Benefit and any related tax gross-up are conditioned on your continued employment with Optinose for a period of at least twenty-four (24) consecutive months after the commencement of employment. If you should voluntarily resign for any reason or be discharged for Cause (as defined in your Employment Agreement with OptiNose) prior to the completion of twenty-four (24) months of consecutive employment you will be required to reimburse Optinose for the Temporary Living Benefit and any related tax gross-up paid by Optinose on your behalf, up to and including your employment separation date, according to the following schedule:

If before 12 months of consecutive service:	100% of Temporary Living Benefit and any related tax gross-up
If between 12 and 24 months of consecutive service:	50% of Temporary Living Benefit and any related tax gross-up

2. Relocation Benefits
Optinose will also provide the relocation benefits set forth below (“Relocation Benefits”) for you and your family to relocate to the Yardley area. To qualify for these Relocation Benefits, your final move must be completed, and expenses incurred by December 31, 2022. You will be required to use providers identified and sourced through Optinose.
a. Sale of Home:
Optinose will reimburse the following expenses related to the sale of your current home:
•Commission paid to licensed real estate broker, based on rate that is normal and customary, not to exceed 6% of the sale price of the home;
•The following incidental costs related to the home sale to include the following, the total of which is capped at 1% of the sale price of the home:
•Appraisal fee;

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•Normal, customary or reasonable attorney’s fees directly related to the sale, if required;
•Federal documentary tax stamps;
•Recording of discharge of mortgage;
•Penalty for prepayment of mortgage;
•Other conveyance expenses when it is the local custom for the seller to pay such costs to include:
•State or local tax on the transfer of real estate,
•Abstract, title or title insurance costs,
•Tax search,
•Survey expense,
•Closing or transfer fee,
•Escrow retainer fee.
b. Closing Cost Reimbursement for New Home:
If you purchase a home in the Yardley, PA area and complete the transaction by December 31, 2022, Optinose will reimburse the following expenses, with the total reimbursement capped at 1% of the purchase price of the new home:
•Attorney’s fees (limited to normal closing services), if required;
•Recording fees;
•Mandated appraisal and inspection fees;
•Bank or escrow service fees (not actual escrow funds);
•Other closing costs which are normally charged to the buyer such as:
•Property survey expense (if required by lender),
•Tax on transfer or real estate,
•Inspection fees,
•Title report and title insurance.
c. Temporary Living Assistance
Optinose will provide relocation assistance for your family’s hotel/executive housing, meals and incidental living expenses for a maximum of 30 days in the new location while awaiting the arrival of household goods or availability of permanent housing.

d. Movement of Household Goods
Optinose will pay for the cost of transporting normal household goods for you and the family members living in your home. Such services will include packing and normal servicing of appliances.
•Specialty collections, antiques, boats, ATVs and other unusual household goods requiring special handling are excluded from the above and will considered on an exception basis;
Mileage reimbursement will be provided for driving up to 2 cars to the new location.
The Relocation Benefits provided by Optinose are also expected to be considered taxable income to you in the year the benefit is provided. In the event any portion of the Relocation Benefits are reportable as income to you under the IRS Code, Optinose will gross-up the Relocation Benefit for federal, state and local income taxes and Medicare tax and remittaxes on your behalf. In that event, both the Relocation Benefit and the gross-up will be reportable to you as income. These benefits will be in the

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form of additional income and withholding on your W-2, however this is not considered creditable compensation for any benefit plan calculations such as 401(k).
The Relocation Benefits and any related tax gross-up are conditioned on you remaining in the employment of Optinose for a period of at least twenty-four (24) consecutive months after the completion of your move. If you should voluntarily resign for any reason or be discharged for Cause (as defined in your Employment Agreement with Optinose) prior to the completion of twenty-four (24) consecutive months of employment after the completion of your move, you will be required to reimburse Optinose for all Relocation Benefits and any related tax gross-up paid by Optinose on your behalf, up to and including my employment separation date, according to the following schedule:

If before 12 consecutive months of service following completion of your move:	100% of Relocation Benefits and any related tax gross-up
If between 12 and 24 consecutive months of service following completion of your move:	50% of Relocation Benefits and any related tax gross-up
Should you be required to reimburse Optinose for any portion of the Temporary Living Benefit or the Relocation Benefits or any related tax gross-up, you hereby authorize Optinose to withhold amounts due and owing based upon the above schedule from your final paycheck and any other payments owed to you by Optinose or its affiliated entities in satisfaction of any repayment or other obligations owing under this letter agreement. You understand that the amount withheld will be reflected on your final paystub. If you have any questions about this withholding, you understand you are to contact Human Resources immediately. To the extent that the amount deducted from your final paycheck or any other payments owed to you by Optinose does not cover the full amount owed or such a deduction is not permissible under applicable law, you agree to pay Optinose any remaining balance no later than thirty (30) days after your separation date. You understand that if you fail to do so, then Optinose reserves the right to institute legal proceedings against you to collect the remaining balance. Further, should it be necessary for Optinose to institute legal proceedings to collect any amounts due, you understand and agree that you will be responsible for paying any and all reasonable attorneys’ fees, court fees, expenses and collection costs incurred by Optinose in connection therewith.
Except as explicitly set forth above, you acknowledge and agree that Optinose has not agreed to, and shall not be required to, provide, reimburse or pay for any other expenses, services or losses of any kind in connection with or related to your relocation or temporary living accommodations.
Please sign below to indicate your agreement with and acceptance of the terms of this letter agreement.
Sincerely,

OptiNose US, Inc.

By:
Name:
Title:

AGREED AND ACCEPTED:

Victor M. Clavelli

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